EXHIBIT 10.4

October 10, 2013

Frederick’s of Hollywood Group Inc.

and each of the other Borrowers referenced below

6255 Sunset Boulevard, 6th Floor

Hollywood, CA 9008

Attention: Thomas Rende

Re:     Supplemental Fee Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Credit and Security Agreement, dated as of May 31, 2012, by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (“Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), and Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, Parent, Frederick’s and Stores, each individually, a “Borrower”, and collectively, the “Borrowers”), and Salus Capital Partners, LLC (the “Lender”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and (ii) that certain fee letter, dated as of May 31, 2012 between the Borrowers and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Fee Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement or Fee Letter, as applicable.

On the date hereof, the Borrowers and Lender are entering into that certain Fourth Amendment to Credit and Security Agreement (the “Fourth Amendment”). In connection with the Fourth Amendment, the Lender has agreed to increase the Maximum Line of Credit by up to $15,000,000 (or a greater amount as contemplated by Section 2.1(b)(ii) of the Credit Agreement as amended by the Fourth Amendment) by (i) adding a discretionary $4,000,000 accordion to the Line of Credit, and (ii) increasing the Maximum FILO Amount. This is the Supplemental Fee Letter contemplated by and as defined in the Fourth Amendment.

In connection with, and in consideration of Lender entering into the Fourth Amendment and providing the additional financing to the Borrowers contemplated thereby, each of the Borrowers, jointly and severally, agrees to pay to the Lender, the fees referred to below:

1.	An origination fee (the “Tranche A-2 Origination Fee”) in an amount equal to the greater of (i) $110,000, or (ii) 1.0% of the aggregate Tranche A-2 Advance funded by the Lender pursuant to the Credit Agreement, which Tranche A-2 Origination Fee is deemed fully earned as of the Fourth Amendment Effective Date and payable by Borrower to Lender in cash as follows: (x) $50,000 of the Tranche A-2 Origination Fee shall be paid in cash on the Fourth Amendment Effective Date, (y) the balance of the Tranche A-2 Origination Fee ($60,000 plus 1.0% of any incremental amount elected to be advanced by the Lender on account of the Tranche A-2 Advance pursuant to Section 2.1(b)(ii) of the Credit Agreement) shall be due and payable on the earliest of (A) the date on which the Lender funds the balance of the Tranche A-2 Advance to Borrowers in connection with the Consummation of the Merger Transaction, (B) the occurrence of an Event of Default under the Credit Agreement, or (C) April 10, 2014 if the Consummation of the Merger has not occurred by such date. No portion of the Tranche A-2 Origination Fee shall be subject to refund, rebate or abatement in whole or part.

2.	In the event that the Maximum Line of Credit is increased pursuant to the terms of Section 2.1(a)(ii) of the Credit Agreement, the Borrowers, jointly and severally, agree to pay to the Lender an origination fee on account of such increase (the “Accordion Fee”) in the amount of one percent (1.0%) of such increase in the Maximum Line of Credit, which Accordion Fee is deemed fully earned and non-refundable on the date of such increase. The Borrowers shall pay the Accordion Fee in cash in full on the date of such funding, and no portion of the Accordion Fee shall be subject to refund, rebate or abatement in whole or part.

Except as expressly amended hereby, all terms and conditions of the Fee Letter shall remain unchanged and in full force and effect.

THIS SUPPLEMENTAL FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Supplemental Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Supplemental Fee Letter by electronic transmission shall be equally effective as delivery of a manually executed counterpart of this Supplemental Fee Letter.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Supplemental Fee Letter shall become a binding agreement between us.

Very truly yours,

SALUS CAPITAL PARTNERS, LLC

By:	/s/ Kyle C. Shonak
Name: Kyle C. Shonak
Title: Senior Vice President

Acknowledged and Agreed:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

[Supplemental Fee Letter]